Exhibit 99.1

FOR IMMEDIATE RELEASE

VECTOR ANNOUNCES PRICING OF $325 MILLION

OF 10.500% SENIOR NOTES DUE 2026

Miami, FL, October 30, 2018 – Vector Group Ltd. (NYSE: VGR) (“Vector” or the “Company”) announced today that it has priced, and entered into an agreement to issue and sell, $325 million aggregate principal amount of 10.500% senior notes due 2026 (the “Notes”). The offering is expected to close on November 2, 2018, subject to the satisfaction of customary closing conditions.

The Notes will be issued by the Company at the initial price of 100.000% of the principal amount of the Notes. The Notes will bear interest at a rate of 10.500% per year, payable semi-annually in arrears on May 1 and November 1 of each year, commencing on May 1, 2019. The Notes will mature on November 1, 2026, unless earlier repurchased or redeemed in accordance with their terms. The Notes will be fully and unconditionally guaranteed on a joint and several basis by all of the wholly owned domestic subsidiaries of the Company that are engaged in the conduct of the Company’s cigarette businesses, and by DER Holdings LLC, our wholly owned subsidiary through which the Company indirectly owns a 70.59% interest in Douglas Elliman Realty, LLC, which operates the largest residential brokerage company in the New York metropolitan area and also conducts residential real estate brokerage operations in South Florida, Southern California, Connecticut, Massachusetts and Aspen. The Notes will not be guaranteed by New Valley LLC, or any subsidiaries of the Company engaged in real estate businesses conducted through New Valley LLC, other than DER Holdings LLC. The Notes will not be secured by any of the assets of the Company or the guarantors.

The Company intends to use the net cash proceeds from the offering to redeem, repurchase, repay or otherwise retire, the principal amount, plus accrued and unpaid interest on the Company’s outstanding 7.5% Variable Interest Senior Convertible Notes due 2019, to pay costs and expenses in connection with the offering of the Notes and the transactions contemplated thereby, and for general corporate purposes (including to repurchase, repay or otherwise retire our outstanding 5.5% Variable Interest Senior Convertible Notes due 2020 at or prior to, their maturity).

The Notes are being offered in a private offering that is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), to qualified institutional buyers in accordance with Rule 144A under the Securities Act and to persons outside the United States in compliance with Regulation S. The Notes will not be registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent an effective registration statement or an applicable exemption from registration requirements or in a transaction that is not subject to the registration requirements of the Securities Act or any state securities laws. There will be no registration rights associated with the Notes.

This press release does not constitute an offer to sell or a solicitation of an offer to purchase the Notes or any other security, and there will not be any offer, solicitation or sale of the Notes or any other security in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful.

Cautionary Note Regarding Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The Company has tried, whenever possible, to identify these forward-looking statements using words such as “anticipates”, “believes”, “estimates”, “expects”, “plans”, “intends”, “could” and similar expressions. These statements reflect the Company’s current beliefs and are based upon information currently available to it. Accordingly, such forward-looking statements involve known and unknown risks, uncertainties and other factors which could cause the Company’s actual results, performance or achievements to differ materially from those expressed in, or implied by, such statements.

All information set forth in this press release is as of October 30, 2018. Vector does not intend, and undertakes no duty, to update this information to reflect future events or circumstances. Risk factors and uncertainties that may cause actual results to differ materially from expected results include, among others, our ability to successfully complete the proposed notes offering.

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Vector Group is a holding company that indirectly owns Liggett Group LLC and Vector Tobacco Inc. and directly owns New Valley LLC, which owns a controlling interest in Douglas Elliman Realty, LLC. Additional information concerning the company is available on the Company’s website, www.VectorGroupLtd.com.

Contacts

Vector Group Ltd.

Bryant Kirkland

305-579-8000

or

Sard Verbinnen & Co

Emily Claffey/Ben Spicehandler/Columbia Clancy

212-687-8080